EXHIBIT 3.5

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              SYSCAN IMAGING, INC.
It is hereby certified that:

1. The name of the corporation (hereinafter called the "Corporation") is Syscan Imaging, Inc.

2. The Amended Certificate of Incorporation of the Corporation, is hereby further amended by replacing Article FIRST thereof in its entirety as follows:

The name of the corporation (hereinafter called the "Corporation") is Sysview Technology, Inc.

3. The foregoing amendment was adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4. This Certificate of Amendment shall become effective at 8:00 a.m., Eastern Standard time, on June 27, 2006.

                                              Signed this 23rd day of June 2006

                                              By:  /S/ DARWIN HU
                                                   ---------------
                                                       Name: Darwin Hu
                                                       Title: Chairman and CEO